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EXHIBIT 10 (XV)

AMENDMENT AND WAIVER TO REVOLVING CREDIT AGREEMENT
DATED NOVEMBER 16, 1995
BY AND BETWEEN THE CARE GROUP, INC.
AND THE CHASE MANHATTAN BANK, N.A.



                                                                EXHIBIT 10 (XV)


AMENDMENT AND WAIVER TO
REVOLVING CREDIT AGREEMENT

         This Amendment to Revolving Credit Agreement (this "Amendment") is made as of this 16th day of November, 1995 by and between:

         THE CARE GROUP, INC., a corporation organized under the laws of the State of New York (the "Borrower"); and

         THE CHASE MANHATTAN BANK, NATIONAL ASSOCIATION, a National Banking association organized under the laws of the United States of America (the "Bank").

WITNESSETH:

                  WHEREAS:

                  (A) The Borrower and the Bank are parties to a Revolving Credit Agreement dated as of February 14, 1994 (as amended through the date hereof, the "Agreement");

                  (B) The Borrower and the Bank wish to amend certain provisions of the Agreement as set forth herein;

                  (C) Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Agreement.

                  NOTE, THEREFORE, the parties hereto hereby agree as follows:

         Article 1.         Amendments to Revolving Credit Agreement.

         This Amendment shall be deemed to be an amendment to the Agreement and shall not be construed in any way as a replacement or substitution therefore. All of the terms and provisions of this Amendment are hereby incorporated by reference into the Agreement as if such terms and provisions were set forth in full therein.

         Section 1.1 The cover page of the Agreement is hereby amended by deleting the reference to "$7,500,000" therefrom and by substituting in its place "$12,000,000".

         Section 1.2     The definition of Borrowing Base contained in Section
1.01 of the Agreement is hereby amended to read in its entirety as follows:

"Borrowing Base" means at any time an amount equal to (i) seventy percent (70%) of the Borrower's Eligible Receivables which have remained unpaid for no more than 120 days past their Processing Date plus (ii) the greater of (A) $500,000 or (B) thirty percent (30%) of the Borrower's Eligible Inventory up to a maximum amount of $750,000.

         Section 1.3 The definition of "Borrowing Base Certificate" contained in Section 1.01 of the Agreement is hereby amended by deleting the words "an officer" therefrom and substituting the words "the chief financial officer" in their place.

         Section 1.4 Section 1.01 of the Agreement is hereby amended by inserting the following immediately prior to the definition of Capital Lease:

          "Capital Expenditures" means payments that are made by the Borrower or its
          Subsidiaries for the lease, purchase, improvement, construction, or use of any property, the value or cost of which under GAAP is required to be capitalized and appears on a consolidated balance sheet of the
Borrower and
          its Subsidiaries in the category of property, plant or equipment, without regard to the manner in which such payments or the instrument pursuant to which they are made is characterized by the Borrower and its Subsidiaries, and shall include, without limitation, payments for the installment purchase of property and payments under Capital Leases.

         Section 1.5         The definition of Commitment contained in Section
1.01 of the Agreement is hereby amended by deleting the reference to "$7,500,000" therefrom and by substituting "$12,000,000" in its place.

         Section 1.6 Section 1.01 of the Agreement is hereby amended by inserting the following immediately prior to the definition of Consolidated Operating Income:

          "Consolidated Net Profit After Tax" means for any fiscal period, the amount of consolidation net income (or loss) of the Borrower and its Subsidiaries for such period excluding therefrom profits or losses attributable to extraordinary items.

         Section 1.7 Section 1.01 of the Agreement is hereby amended by inserting the following immediately prior to the definition of Consolidated Tangible Net Worth:

          "Consolidated Principal Payment on Debt and/or Capitalized Leases" means, for any period, the sum of (i) principal payments on consolidated Debt (including
          Subordinated Debt) and (ii) payments made on Capital Leases, by the Borrower and its Subsidiaries, on a consolidated basis, for such period.

         Section 1.8 Section 1.01 of the Agreement is hereby amended by inserting the following immediately prior to the definition of Eligible
Receivables:

          "Eligible Inventory" means, on a consolidated basis, the amount of inventory of the Borrower and its Subsidiaries as determined in accordance with GAAP that may be classified as durable medical equipment and supplies excluding the following items: drug inventory, vitamin inventory, any perishable inventory, damaged or unsalable inventory, obsolete inventory, inventory located at facilities where the Bank has not been granted a perfected security interest, consigned inventory, book inventory, video tape inventory,
          inventory consisting of intravenous bags, solutions, stands and tubing, inventory of items having a unit cost of less than $100 and inventory that has previously been used.

         Section 1.9         The definition of Termination Date contained in
Section 1.01 of the Agreement is hereby amended by deleting the reference to "February 14, 1997" and by substituting November 16, 1998" in its place.

         Section 1.10 Section 2.03 of the Agreement is hereby amended by deleting the phrase "one-half of one percent (1/2%)" therefrom and substituting the following in its place "one-quarter of one percent (1/4%)".

         Section 1.11 Section 2.05 of the Agreement is hereby amended by deleting the first sentence thereof and substituting the following in its place:

          "All loans made by the Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of the
          Borrower in substantially the form of Exhibit A hereto duly completed, in the principal amount of Twelve Million Dollars ($12,000,000) payable to the Bank, and maturing as to principal on the Termination Date (such note, together with any Note issued in substitution or replacement therefore, being hereinafter referred to as the "Note")."

In addition, Exhibit A to the Agreement is hereby deleted and Exhibit A-1 hereto is substituted in its place. On the date hereof, the Note in the form attached hereto as Exhibit A-1 shall be substituted for and shall replace the Borrower's existing $7,500,000 promissory note (the "Existing Note" and all amounts outstanding under the Existing Note shall be deemed to be out-standing under the new Note.

         Section 1.12 Section 5.08(c) of the Agreement is hereby amended by inserting the following at the end thereof:

          "and, as soon as available and in any event within 60 days after the end of each calendar quarter, profit and loss statements by line of business for such quarter on a pre-corporate allocation basis and, as soon as available and in any event within 90 days after each fiscal year end, profit and loss statements by line of business for such fiscal year on a pre-corporate allocation basis and a post-corporate allocation basis, each with a comparison to budget, all prepared in accordance with GAAP and all of which
          shall be attested to by an officer of the Borrower."

         Section 1.13 Section 5.08(d) of the Agreement is hereby amended by deleting the words "an officer" therefrom and substituting the words "the chief financial officer" in their place.

         Section 1.14 Section 6.02 of the Agreement is hereby amended to delete the word "and" from the end of clause (j) thereof, to correct the designation of the next clause by deleting "(i)" therefrom and substituting "(k)" in its place, and to insert the following at the end of clause "(k)":

                  "; and

                        (1)         Liens securing the obligations of the
Borrower and
                  its Subsidiaries to the United States government arising out of the settlement of the Advanced Care Associates vs. United Stated Department of Justice lawsuit provided that such Liens are limited to
                  a first lien on certain marketable securities having a face value of not more than $885,000 and a second lien upon all other assets of the
                  Borrower."

         Section 1.15 Section 6.07 of the Agreement is hereby amended by inserting the following at the end thereof: "Notwithstanding any other provision of this Section 6.07, no Acquisition will be permitted hereunder unless the total consideration paid or to be paid by the Borrower in connection with such Acquisition (including cash, stock, promissory notes, etc.) is less than or equal to five times the target entity's net profit before interest, taxes, depreciation and amortization. For purposes of calculating the target entity's net profit before interest, taxes, depreciation and amortization, the Bank may make an adjustment to such figures by calculating such entity's net profits as if the entity were being managed by a third-party manager and were not paying salaries to shareholders.

         Section 1.16 Section 7.02 of the Agreement is hereby amended to read in its entirety as follows:

         "Section 7.02         Upon Completion of Advanced Care Acquisition.
If the Advance Care Acquisition is consummated in accordance with the terms hereof, then upon completion of such Acquisition and so long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement:

         (a)         Minimum Consolidated Working Capital.         The Borrower
and its Subsidiaries shall maintain at all times during any fiscal year an excess of Consolidated Current Assets over Consolidated Current Liabilities of not less than the amount set forth below for such fiscal year:

                           Fiscal Year                      Minimum Amount

                               1995                           $ 8,000,000
                               1996                           $ 9,000,000
                               1997                           $10,000,000
                               1998                           $12,000,000

         (b)         Minimum Current Ratio.         The Borrower and its
Subsidiaries shall maintain at all times during any fiscal year a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.50:1.0.

         (c)         Minimum Tangible Net Worth.         The Borrower and its
Subsidiaries shall maintain at all times Consolidated Tangible Net Worth of at least $11,000,000 for its fiscal year ending December 31, 1995 and for each fiscal year thereafter of at least the prior year's required minimum Tangible Net Worth plus 50% of the Consolidated Net Income (if positive) of the Borrower and its Subsidiaries for such prior year.

         (d)         Maximum Leverage.         The Borrower and its
Subsidiaries shall not permit their ratio of (i) Consolidated Total Liabilities to (ii) Consolidated Tangible Net Worth for any fiscal year to be greater than the ratio set forth below for such fiscal year:

                           Fiscal Year                         Ratio

                               1995                           1.25:1.0
                               1996                           1.25:1.0
                               1997                           1.15:1.0
                               1998                           1.00:1.0

         (e)         Interest Coverage Ratio.         The Borrower and its
Subsidiaries shall maintain at all times during any fiscal year a ratio of (i) Consolidated Operating Income plus Consolidated Depreciation, Amortization and Other non-cash Charges to (ii) Consolidated Interest Expense of not less than 5.00:1.00.

         (f)         No Losses.         The Borrower and its Subsidiaries shall
not have a net loss, on a consolidated basis, in any fiscal year.

         (g)         Minimum Cash Flow Coverage Ratio.         The Borrower and
its Subsidiaries shall maintain at all times a ratio of (i) Consolidated Net profit After Tax plus Consolidated Interest Expense plus Consolidated Depreciation, Amortization and other Non-Cash Charges to (ii) Consolidated Interest Expense plus Consolidated Principal Payment on Funded Debt and/or Capitalized Leases plus Capital Expenditures of not less than 1.50:1.00.

         Compliance with all of the financial convenants contained in this
Article 7 shall be determined by reference to the consolidated financial statements of the Borrower and its Subsidiaries delivered to the Bank in accordance with Section 5.08 hereof. All financial convenants shall be applicable at all times and shall be tested on a quarterly basis except for the convenant contained in Sections 7.01(e) and 7.02(e) and (g) which shall be tested on a rolling four quarterly basis. For purposes of calculating compliance with Sections 7.01(a) and (b) and 7.02(a) and (b) hereof only, the principal amount of all Loans hereunder shall be deemed to be a current liability.

         Section 1.17 Section 8.01 of the Agreement is hereby amended to insert the following at the end of clause "(i)" thereof:

                  "; or

                        (j) The Borrower shall fail to (i) settle the lawsuit
                    captioned United States of America ex rel., Christopher Paicentile
                    v. Robert P. Wolk, Advanced Care Associates, Inc., Robert Miller,
                    Harriet Wolk and Anne Miller, together with all related actions, on or before January 31, 1996 on substantially the terms outlined in the draft Settlement Agreement to be executed by and between the
                    United States of America, Advanced Care Associates, Inc. and the
                    Borrower previously provided to the Bank, provided that the final terms of the Settlement Agreements shall provide that the United
                    States shall have a second lien upon the accounts receivable of the
                    Borrower and its affiliates; or (ii) settle its disputes with the former shareholders of Advanced Care Associates, Inc. The parties hereto understand and agree that in order for any such settlements to be satisfactory to the Bank, upon completion of the settlement, all notes payable by the Borrower to the former shareholders of
                    Advanced Care Associates, Inc. must be canceled and the Borrower must have no further obligation to the former shareholders of
                    Advanced Care Associates, Inc.

         Section 1.18 Exhibit D to the Agreement is hereby deleted and Exhibit B hereto is substituted in its place.

         Article 2. Waiver.         The Bank hereby waives compliance with the
provisions of Section 7.02(a) hereof to the extent that the Borrower's failure to comply with such Section results from the Borrower's potential liability to the United States Department of Justice arising out of the Advanced Care litigation being classified as a current liability. This waiver shall continue only until the settlement referred to in Section 8.01(j) hereof is finalized. This waiver is limited to non-compliance with the specific provision described herein shall not entitle the Borrower to any future waivers whatsoever.

         Article 3.         Representations and Warranties.

         The Borrower hereby represents and warrants to the Bank that:

                  Section 3.1 Subject to Section 3.5 of this Amendment, each and every one of the representations and warranties set forth in the Agreement is true as of the date hereof with respect to the Borrower with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

                  Section 3.2 No default or Event of Default, as defined in the Agreement now exists except as specifically waived hereby.

                  Section 3.3 The Borrower is not in default with respect to any agreement to which it is a party or by which it is bound.

                  Section 3.4 No representation, warranty or statement by the Borrower contained herein or in any other document to be furnished by the Borrower in connection herewith contains, or at the time of delivery shall contain, any untrue statement of material fact, or omits or at the time of delivery shall omit to state a material fact necessary to make such representation, warranty or statement not misleading.

                  Section 3.5 There is no claim, litigation, investigation or proceeding pending or threatened against or otherwise materially affected the Borrower's business except as previously disclosed to the Bank (in connection with U.S. v. Wolk, Advanced Care Associates, Inc., et al) and except in the ordinary course of the Borrower's business which do not, in the aggregate, affect materially and adversely the financial condition, operations, properties or business of the Borrower.

                  Section 3.6 The Security Agreements continue to be in full force and effect and secure all payment and other obligations of the Borrower under the Agreement. The Borrower has not located assets in any new locations since the execution and delivery of the Security Agreement.

         Article 4.         Miscellaneous.

                  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, each of the undersigned has executed or caused to be duly executed this Waiver as of the date first above written.

                                                      THE CARE Group, INC.
                                                      By:  /s/ Ann T. Mittasch
                                                               Name: Ann T.
Mittasch
                                                               Title: President

                                                      THE CHASE MANHATTAN BANK
                                                      NATIONAL ASSOCIATION
                                                      By:  /s/ Emelia Teige
                                                               Name:  Emelia
Teige
                                                               Title: Vice
President

EXHIBIT A-1

REVOLVING CREDIT NOTE

$12,000,000                                                   November 16, 1995
                                                              Suffolk County,
New York

                  THE CARE GROUP, INC., a corporation organized under the laws of Delaware (the "Borrower"), for value received, hereby promises to pay to the order of THE CHASE MANHATTAN BANK, N.A., a national banking association (the "Bank") at the Bank's office at 1 Greenway Plaza, 135 Pinelawn Road, Melville, New York 11747, on or before November 16, 1998, the principal sum of TWELVE MILLION DOLLARS ($12,000,000), or, if less, the amount loaned by the Bank to the Borrower pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said office, in like money, at the rate of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

                  The holder of this Revolving Credit Note shall record the date and amount of each Loan made by the Bank, and the date and amount of each payment or prepayment of principal of or interest, on any Loan, on the schedule attached hereto or on such computer, magnetic disk, tape or other such electronic data storage and retrieval system deemed adequate for such purpose by the Bank, in its sole and absolute discretion, which record shall constitute prima facie evidence of the accuracy of the information so recorded (although if such information is determined to be incorrect, the Bank will correct such information), but no failure so to record or any error in so recording shall affect the obligation of the Borrower to repay any such Loans, with interest thereon, as provided in the Credit Agreement or herein.

                  This is the Note referred to in that certain Credit Agreement dated as of February 14, 1994 between the Borrower and the Bank as amended by an Amendment and Waiver to Revolving Credit Agreement dated the date hereof (as such agreement may be further amended from time to time, the "Credit Agreement") and evidences the Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein. The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

                  The terms of this Note may not be changed orally, but only by an instrument duly executed by the Borrower and the Bank.

                  This Note is issued in substitution for and replacement of the Borrower's $7,500,000 promissory note dated February 14, 1994 (the "Old Note") and all amounts outstanding under the Old Note are as of the date hereof deemed to be outstanding hereunder.

                  This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

                                                            THE CARE GROUP,
INC.
                                                            By:
                                                                 Name: Ann T.
Mittasch
                                                                 Title:
President

EXHIBIT B

THE CARE GROUP, INC.
BORROWING BASE CERTIFICATE
FOR THE MONTH ENDING

Reference is made to that certain Credit Agreement (the "Credit Agreement") dated as of February 14, 1994 among the Care Group, Inc., and The Chase Manhattan Bank, N.A. as amended through the date hereof. All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

I.         Computation of Borrowing Base:

         A.       Receivables

                  (i)         Eligible Receivables                            $
                  (ii)        70% of Line A(i)                                $

         B.       Inventory

                  (i)                  Eligible Inventory                     $
                  (ii)                 30% of Line B(i)                       $
                  (iii)                $500,000
$500,000
                  (iv)                 The greater of lines B(ii)
                                       and B(iii)                             $

         C.       Borrowing Base (the sum of lines
                  A(ii) and B(iv)                                             $
II.      Availability - Lesser of Borrowing
         Base or $12,000,000                                                  $

III.     Revolving Credit Debt Outstanding                                    $

IV.      Credit Available (Excess of Availability
         over Total Debt Outstanding, i.e., II minus III)                     $

The undersigned hereby certifies that to the best of my knowledge, as of the date hereof:

         (i) the statements contained in Article 4 of the Credit Agreement are true and correct;

         (ii) no material adverse change has occurred in the business, financial condition or operations of the Borrower since the Closing Date; and

         (iii)  no Default or Event of Default has occurred.

                                                               The Care group,
Inc.


                                                               By:
                                                                   Name:
                                                                   Title: